THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

                             SUBORDINATED DEBENTURE

$300,000.00                                                       March 28, 1996

Two (2) years after date, The Lehigh Group, Inc., located at 810 Seventh Avenue, New York, NY 10019, (the "Company") promises to pay to the order of Macrocom Investors LLC located at _________________________________________ ("Lender"),
the principal sum of THREE HUNDRED THOUSAND ($300,000) DOLLARS with interest at the rate of two (2%) percent per annum over the prime lending rate of Chase Manhattan Bank., N.A. Interest on the principal amount of this Debenture shall be paid monthly, beginning on the 1st day of May, 1996 and monthly thereafter on the first day of each subsequent month next ensuing through and including April 1, 1998. On April 1, 1998, the principal outstanding balance and all accrued interest shall become due and payable.

WARRANT

The Company shall issue to Lender a five (5) year warrant to purchase the number of shares equal to $300,000 divided by the price equal to the average closing bid price of the Company's common stock for the ten business days prior to the date of closing of the financing. The Company can repurchase the warrant during the end of each the first and second year upon full repayment of the loan at a price as follows: 20% of the loan balance during the first year plus 20% of the loan balance during the second year if the loan remains outstanding after the first year. The common stock received upon exercise of the warrant shall have unlimited piggyback registration rights.

COLLATERAL

To secure the payment and performance of the Company's obligation, the undersigned hereby pledges to Lender, a continuing security interest consisting of one hundred percent (100%) of the issued and outstanding common stock of its wholly owned subsidiary, HallMark Electrical Supplies Corp. This collateral shall not be encumbered by

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
or used to secure any other indebtedness of the Company or any of its subsidiaries.

COVENANTS OF COMPANY

    A. The Company covenants and agrees that, so long as this Debenture shall be outstanding, it will:

         (i) Promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof:
PROVIDED, HOWEVER, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

         (ii) Do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company.

         (iii) At all times reasonably maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto as shall be reasonably required in the conduct of its business;

         (iv) To the extent necessary for the operation of its business, keep adequately insured by all financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

         (v) At all times keep true and correct books, records and accounts.

         (vi) Not issue any new debt or equity securities or make distributions that would reduce HallMark Electrical Supplies Corp.'s equity. Notwithstanding the foregoing, HallMark may incur debt of up to $3,500,000 on a line of credit or loan facility as permitted by its borrowing base.

EVENTS OF DEFAULT

    1. This Debenture shall become and be due and payable upon written demand made by the holder hereof if one or more of the following events, herein called events of default,

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
shall happen and be continuing:

         (i) Default in the payment of the principal and accrued interest on this Note when and as the same shall become due and payable.

         (ii) Default in the due observance or performance of any material covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue uncured for thirty (30) days after written notice thereof, specifying such default, shall have been given to the Company by the Lender.

         (iii) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property;

         (iv) General assignment by the Company for the benefit of creditors;

         (v) Filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; and

         (vi) Entering against the Company of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not been vacated or set aside or otherwise terminated within sixty (60) days.

    2. The Company agrees that notice of the occurrence of any event of default will be promptly given to the holder at this or her registered address by certified mail.

    3. The Company will be considered in default if it is delisted from the New York Stock Exchange or the net worth of HallMark is less than $1,500,000.

CLOSING

The consummation of the transaction provided for herein (the "Closing") shall take place at the office of the Company at 810 Seventh Ave.-27F, NY NY 10019 at 10:00 AM no later than March 28, 1996 or at such other place and on such other date as shall be agreed upon, in writing, by the Company and Lender.

At Closing the Lender shall deliver to the Company, a certified or cashier's check (or wire transfer to Lender's account) made payable to the order of the Company in the amount of $300,000. If the Lender chooses to wire said funds to the Company the information is as follows:

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
                  Chase Manhattan Bank
                  101 Park Ave.-1st Floor
                  New York, NY 10178
                  212/972-8135
                  Branch Manager, Mr. Peter Quintana
                  Chase ABA # 021000021
                  The Lehigh Group Checking Account # 361 1 130828

SUBORDINATION

This Debenture shall be subordinated to all indebtedness of the Company regardless of whether incurred on, before or after the date of this Debenture.

The obligations of the parties hereto, shall be governed by the laws of the State of New York.



Dated:  March 28, 1996

MACROCOM INVESTORS LLC                 THE LEHIGH GROUP INC.



By:/s/ Michael Millon                  By:/s/ Salvatore J. Zizza,
   ------------------                     -----------------------
   Michael Millon,                          Salvatore J. Zizza,
   Managing Member                          President


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